CERTIFICATE OF AMENDMENT OF THE RESTATED

CERTIFICATE OF INCORPORATION OF MILLENDO THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Millendo Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. The name of the Corporation is Millendo Therapeutics, Inc. and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 5, 2011 under the name OvaStem, Inc. A Restated Certificate of lncorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 30, 2013 (the “Prior Certificate”). A certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on December 6, 2018. A certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on December 7, 2018. A certificate of Amendment to the Prior Certificate was filed with the Secretary of State of the State of Delaware on June 24, 2021.

2. This Certificate of Amendment of the Restated Certificate of lncorporation shall be effective as of 5:02 p.m. as of June 25,2021.

3. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Corporation’s Restated Certificate of lncorporation and declaring the advisability of this Amendment of the Restated Certificate of Incorporation, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Restated Certificate of lncorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FIRST: The name of the Corporation is Tempest Therapeutics, Inc.”

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of lncorporation to be signed by its President and Chief Executive Officer this 25th day of June, 2021.

/s/ Louis Arcudi III
Louis Arcudi III
Chief Executive Officer